EXHIBIT 10.6                                                        MINRAD INC.

APPENDIX I: PATENTS AND INVENTIONS POLICY

        (a) Purpose

                (1) MINRAD, Inc. (the "Company") recognizes that inventions of value to the Company will be made by persons working with and for the Company (Associates). It is the policy of the Company to encourage such Associates and inventions.

        (b) Ownership

                (1) Ownership of inventions made by Associates shall be as set forth in the Assignment Agreement between the Company and the Associate.

                (2) Where any question is raised as to ownership of an invention the matter shall be referred to the Patents and Inventions Policy Board (hereinafter the "Board"). Such Board shall make a careful investigation of the nature of the invention and of the circumstances under which it was made and shall transmit its findings and conclusions to the Board of Directors of the Company. If the Board determines that the invention is not the property of the Company, and the Board of Directors of the Company concurs in such determination, the Company will assert no claim to the invention or to any patent obtained thereon.

        (c) With respect to any invention obtained by or through the Company or assigned to or as directed by it in accordance with the foregoing provisions, the Company, in recognition of the meritorious services of the inventor and in consideration of the inventor's agreement that the invention shall belong to the Company, will make provision entitling the inventor and the inventor's heirs or legatees to a nonassignable share in any proceeds from the management and licensing of such invention to a total of one (1) percent of the gross royalty received by the Company:

                (1) during the five (5) year period beginning with the date of the first written disclosure of said invention to the Company, if no patent issues thereon; or,

                (2) the unexpired term of a patent issued thereon.

        In the case of joint inventorship, the inventors shall: advise the Board, in writing, how they have agreed to divide the aforesaid one (1) percent share of the gross royalty received by the Company; confirm that the Company may rely upon such advice in making payments thereof to the joint inventors; and, confirm that there are no liens outstanding against their respective interests therein.

        The Company may make suitable arrangements with non-profit patent management agencies for the purpose of obtaining service and advice with respect to the patentability of inventions, the obtaining of patents thereon and the management and licensing of inventions. Such arrangements may provide for division of the net income from any invention after payment of the inventor's share between the management agency and the Company.

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        (d) The Company, acting with the advice of the Board may determine not to file a patent application in the case of any specific invention or not to continue development efforts. The Company's decision shall be arrived at within a period not to exceed six months from the date of the inventor's properly executed first statement of disclosure of invention to the Company. In every instance in which the Company determines not to file a patent application or not to continue development efforts, or fails to elect to do so within six months from the date of submission of said disclosure statement, the Company's rights to the invention shall be released to the inventor, who may then file for a patent and may undertake further development of said invention, reserving to the Company:

                (1) the right of first refusal to market said invention; and

                (2) a royalty equal to 1 % of the net proceeds to the inventor from said invention.

In every instance in which the Company determines to file a patent application or continue efforts at development, the inventor may, at any subsequent time, request the Board to recommend such release. For purposes of this provision, the term "net proceeds" shall mean earnings to the inventor from said invention over and beyond reasonable costs incurred in the process of patent application and management.

        (e) In all cases, any person is entitled to request an exception or waiver to the provisions of this Patents and Inventions Policy. The person requesting an exception or waiver shall have the right to appear, accompanied by representatives of the person's choice, before the Board for consideration of the request for an exception or waiver. The Board shall prepare a report of its findings and advisory recommendation to the President for review. The decision of the President on the findings and recommendations of the Board shall be final.

        (f) The Board of Directors, based on the advice of the President, shall establish and appoint a Patents and Inventions Policy Board (the "Board") and designate the chair thereof in accordance with the following:

                    1. The Board shall have three (3) members.

                    2. The Board shall have full powers of organization.

                    3. The members of the Board shall serve without extra compensation and at the pleasure of the Board of Directors of the Company. The normal term of appointment shall be for three (3) years.

                    4. The Board shall meet at least once annually.

                    5. The Board shall advise the Board of Directors of the Company

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(i) guidelines and procedures for the implementation of these policies;

                        (ii) exceptions to these policies in unusual circumstances;

                        (iii) determining the extent of the Company's interest in inventions;

                        (iv) such other matters as the Board of Directors of the Company deems appropriate.

                    6. The Board shall undertake annual review of these policies and advise the President and the Board of Directors with respect thereto.

                    7. The Board shall maintain current information concerning patent and invention activities within the Company, disseminate information to the appropriate management personnel concerning such activities, and encourage general awareness of and interest concerning patents within the Company.

                    8. The Board, through the President, shall report to the Board of Directors of the Company concerning its activities and recommendations.

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